UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

 FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 13, 2019

 TCF FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-08185	38-2022454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 W. Fort Street, Suite 1800, Detroit, Michigan 48226
(Address of principal executive offices, including Zip Code)

(800) 867-9757
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of exchange on which registered)
Common Stock (par value $1 per share)	TCF	The NASDAQ Stock Market
Depositary shares, each representing a 1/1000th interest in a share of the 5.70% Series C Non-Cumulative Perpetual Preferred Stock	TCFCP	The NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Letter Agreement with Dennis Klaeser

On December 13, 2019, Dennis L. Klaeser and TCF Financial Corporation, a Michigan corporation (the “Corporation” or “TCF”) entered into a letter agreement (the “Letter Agreement”) that provides that Mr. Klaeser will remain employed by TCF as TCF’s Chief Financial Officer through October 1, 2020 (the “Termination Date”), at which time (unless his employment is earlier terminated for cause or due to death or disability), he will incur a "Termination Without Cause" (as defined in Mr. Klaeser’s Employment Agreement dated as of July 1, 2018) and will be entitled to receive Change in Control Severance Pay as that term is defined in Mr. Klaeser’s Employment Agreement.

The Letter Agreement also provides that Mr. Klaeser will receive equity grants in 2020 at a level not less than the target levels set forth in his Employment Agreement, and that his outstanding equity awards will vest upon the Termination Date. In addition, Mr. Klaeser will receive a pro rata bonus for 2020.

The foregoing description of the Letter Agreement is qualified in all respects by reference to the full text of the Letter Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Announcement of Brian Maass as New Chief Financial Officer

On December 16, 2019, TCF announced that effective as of October 1, 2020, Brian W. Maass would assume the role of Chief Financial Officer. Mr. Maass, age 46, has served as the Deputy Chief Financial Officer and Treasurer of TCF since the merger (the “Merger”) between Chemical Financial Corporation (renamed TCF Financial Corporation at the time of the Merger) and TCF Financial Corporation, a Delaware corporation (“Legacy TCF”) on August 1, 2019. From January 1, 2016 until the time of the Merger, Mr. Maass served as the Chief Financial Officer of Legacy TCF. Prior to being named Chief Financial Officer of Legacy TCF, Mr. Maass served as Treasurer and Chief Investment Officer at Legacy TCF from the time he joined Legacy TCF in November 2012. Prior to joining Legacy TCF, Mr. Maass was Senior Vice President, Corporate Treasury with Wells Fargo Bank, NA, a national banking association, since 2005. Mr. Maass held other senior leadership, treasury, finance and accounting positions at Wells Fargo since 2000.

On December 13, 2019 (the “Effective Date”), the Corporation entered into an Executive Employment Agreement with Mr. Maass (the “Maass Agreement”). The Maass Agreement has an initial two-year term commencing on the Effective Date, which automatically renews for successive one-year periods unless either party provides the other party with notice of intention to terminate at least 30 days before an anniversary of the Effective Date, in which case the Maass Agreement will terminate at the end of the then-current term.

Under the Maass Agreement, Mr. Maass will receive an annual base salary of $575,000, subject to annual review and adjustment. He is also entitled to participate in any equity-based compensation programs and annual incentive programs offered by the Corporation. He is also entitled to use of a company car and to participate in health and dental, life insurance, short- and long-term disability insurance, retirement and other employee fringe benefit programs.

The Maass Agreement also provides for certain severance payments to Mr. Maass upon termination of his employment under certain circumstances. If Mr. Maass experiences a “Termination Without Cause" by the Corporation or he terminates his employment for "Good Reason" (each as defined in the agreement, and each a “Qualifying Termination”), he is entitled to receive severance in the amount of 1.5 times the sum of (i) his then current base salary (disregarding any reduction in base salary due to a Good Reason termination), plus (ii) the average of his cash bonuses under the Corporation’s annual cash incentive plan for each of the three most recently completed calendar years (the "Severance Payment"). In general, the Maass Agreement also provides for vesting of his unvested equity awards upon certain events, including a Qualifying Termination.

In connection with retaining Mr. Maass following the Merger and his entering into the Maass Agreement, which eliminated his right to trigger a termination for good reason under his existing Change in Control Severance Agreement, Mr. Maass was granted time-based restricted stock units with a value equal to $2.5 million as of the grant date under the Corporation’s Stock Incentive Plan of 2019. The restricted stock units will vest, subject to the terms of the Maass Agreement and the Corporation’s standard stock award terms, in equal amounts on each of December 1, 2020 and the second anniversary of the effective date of the Merger.

The foregoing description of the Maass Agreement is qualified in all respects by reference to the full text of the Maass Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure

On December 16, 2019, TCF issued a press release announcing the matters set forth in Item 5.02 of this Form 8-K. A copy of the press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1, which shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference into any filing of the Corporation under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
10.1	Letter Agreement dated December 13, 2019 between Dennis L. Klaeser and TCF Financial Corporation
10.2	Executive Employment Agreement dated December 13, 2019 by and amount TCF Financial Corporation and Mr. Maass
99.1	Press Release dated December 16, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ Craig R. Dahl
Craig R. Dahl, President and Chief Executive Officer (Principal Executive Officer)

/s/ Dennis L. Klaeser
Dennis L. Klaeser, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Kathleen S. Wendt
Kathleen S. Wendt, Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)

Dated:  December 16, 2019